SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement      [  ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement             Commission Only (as permitted
[X]  Definitive Additional Materials        by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section
     240.14a-12


                          ALLIED RESEARCH CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5)  Total fee paid:
--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
    (2)  Form, Schedule, or Registration Statement No.:
--------------------------------------------------------------------------------
    (3)  Filing Party:
--------------------------------------------------------------------------------
    (4)  Date Filed:
--------------------------------------------------------------------------------

                                          ALLIED RESEARCH CORPORATION
                                          8000 TOWERS CREESCENT DRIVE, STE 750
                                          VIENNA, VIRGINIA 22182
                                          CONTACT: SUSAN URBANIAK (800) 847-5322
                                          HOME PAGE: WWW.CFONEWS.COM/ALR
                                          TICKER: AM. STOCK EXCH.--ALR



       "FOR IMMEDIATE RELEASE"


INSTITUTIONAL SHAREHOLDER SERVICES ANNOUNCES ITS SUPPORT
FOR ALLIED RESEARCH CORPORATION'S CURRENT BOARD OF
DIRECTORS

Vienna, Virginia - June 7, 1999 - Dr. Jay Sculley, Chairman of Allied Research Corporation was pleased to announce that Institutional Shareholder Services
(ISS), a leading independent proxy advisory firm, today issued its support for Allied's present Board of Directors and management in the proxy contest currently being waged by Zilkha Capital Partners, L.P., a dissident shareholder. In its statement rejecting Zilkha and its attempt to replace the Allied Board, ISS commented, "The dissidents' [Zilkha] own holdings in the company - short-lived and relatively modest simply do not justify an unfeigned interest in adding value and generating better returns. THEY WANT CONTROL OF THE COMPANY. But they want it without offering any consideration to shareholders as in a buyout. All they [Zilkha] offer is a best efforts' basis to do better than the incumbents and a broadly sketched outline of a strategic plan that can only be filled in once the dissidents are seated on the board and looking from the inside out. This is a considerable risk and one that we cannot support." In reaction to the dissidents' proxy campaign, which rested on management's alleged failure to increase share value during a bull market, ISS asserted that, "ARC is clearly undervalued, as have been many microcaps but [Allied] is not an inferior performer."

Dr. Sculley greatly appreciated the well-respected recommendation of ISS and reinforced that, "This proxy fight is an attempt by Zilkha to take control of Allied without offering a concrete or credible plan that would provide any value or benefit to shareholders. Furthermore, if Zilkha takes control of the Board of Directors, they will be able to dismantle Allied's anti-takeover defenses and deprive you of a fair price for you company."

The management of Allied Research Corporation is concerned that shareholders will be misled by the Zilkha group campaign and welcomes them to call Corporate Investor Communications at (877) 460-4348 if they have any questions or would like to discuss the issues with us. The Board recommends that shareholders support the current management team by returning only white proxy cards and discarding any card sent to them by the Zilkha group.

Allied Research Corporation is a defense and electronic security firm. Its operating units develop and produce ammunition, supply equipment performance upgrades for defense departments worldwide, and design, produce and market sophisticated electronic security and access control systems.

Certain statements contained herein are "Forward-Looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied. Factors that could cause results to differ materially from those expressed or implied include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.